Exhibit 10.3

                             The Alliance Portfolio
                               Guaranty Agreement

     THIS GUARANTY AGREEMENT, is made this September 12, 2005 by the undersigned General Environmental Management, Inc, a Delaware Corporation ("Guarantor(s)") in favor of The Alliance Portfolio its successors and / or assigns ("Creditors").

     FOR VALUE RECEIVED, Guarantors, jointly and severally, if more than one, hereby unconditionally and absolutely guarantee to Creditor the prompt and full payment and performance, when due, of all indebtedness and obligations arising in connection with the New loan for $1,250,000.00 on 11855 White Rock Road, Rancho Cordova, CA 95742 made to Republic Electric and General Environmental Management of Rancho Cordova, LLC, a California Limited Liability Company (hereinafter called "Debtor") by Creditor, and Lease Agreement dated September12, 2005 by and between General Environmental Management, Inc (Lessee) and General Environmental Management of Rancho Cordova LLC(Lessor) with a guaranteed rental amount of $16,350.00 NNN per month as per Lease and amendments thereto, if any, fixed or contingent and whether arising by notes, guarantees, discounts, overdrafts, letters of credit and or applications, reimbursements and loan agreements related thereto, or in any other manner, whether now existing or hereinafter arising, including, without limitation, interest and collection costs specified in any document evidencing, securing or pertaining to any such indebtedness and obligations (said indebtedness and obligations being hereinafter collectively called the "Indebtedness").

1. CONTINUING GUARANTY: This is a continuing Guaranty and shall apply to the Indebtedness and any renewals, extensions, refinancings and modifications thereof. However, Guarantors, or any of them, may give written notice to Creditor that the Guarantors giving such notice will not be liable hereunder for any future Indebtedness incurred after the giving of such notice, but the obligation of all other Guarantors shall continue as to all such Indebtedness as if such other Guarantors had been the only ones signing this instrument. All Indebtedness incurred pursuant to any loan payment between Creditor and Debtor entered into prior to receipt by Creditor of any notice referred to in this Guaranty, including notice of death of any Guarantors, shall be deemed to be Indebtedness incurred prior to receipt of any such notice shall not be considered as given until actually received by an officer of Creditor.

2. SUIT AGAINST GUARANTORS: Suit may be brought against Guarantors, jointly and severally and against less than all of them, without impairing the rights of Creditor against the other Guarantors; and Creditor may compromise with any Guarantors for less than all of the Indebtedness and release any Guarantor for all further liability to creditor for the Indebtedness without impairing the right of Creditor to demand and collect the balance of the Indebtedness from other Guarantors not so released, but it is agreed among Guarantors that such


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     compromising and release shall not impair the rights of Guarantors as among themselves.

3. OTHER REMEDIES: Creditor shall not be required to pursue any other remedies before invoking the benefits of this Guaranty; specifically, Creditor shall not be required to take any action against Debtor or any other person, to exhaust its remedies against endorsers, collateral and other security, or to resort to any balance of any deposit account or credit on the books of Creditor in favor of Debtor or any other person.

4. OBLIGATIONS NOT IMPAIRED: The obligations of Guarantors under this Guaranty shall not be released or impaired without the express prior written consent of Creditor. Without limiting the generality of the foregoing, the obligations of Guarantors shall not be released or impaired on account of the following events:

     (a) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of debtor, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting Debtor or any of its assets:

     (b)  the addition of a new Guarantor or Guarantors:

     (c) any impairment, modification, release or limitation of liability of, or stay of lien enforcement proceedings against, Debtor, its property, or its estate in bankruptcy or any modification, discharge or extension of the Indebtedness resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other similar federal or state statute, or from the decision of any court, it being the intention hereof that Guarantors shall remain liable on the Indebtedness, notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantors;

     (d) Creditor's failure to use diligence in preserving the liability of any person on the Indebtedness, or in bringing suit to enforce collection of the Indebtedness;


     (e) the substitution or withdrawal of collateral or release of security, and the exercise or failure to exercise by Creditor of any right conferred upon it herein or in any collateral agreement;

     (f) if Debtor is not liable because the act of creating the Indebtedness is ultra vires or the officers or persons creating the Indebtedness acted in excess of their authority, or for any reason the Indebtedness cannot be enforced against Debtor;



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     (g)  any payment by Debtor to Creditor if such payment is held to constitute a preference under the bankruptcy laws, or if for any other reason Creditor is required to refund such payment to Debtor or pay the amount thereof to any other party;

     (h) if guarantors are or become liable for any Indebtedness owing by Debtor to Creditor, by endorsement or otherwise, other than under this Guaranty; or

     (i) if this Guaranty is ever deemed invalid or unenforceable as to any of the Guarantors.

5. WAIVERS: Guarantors hereby waive and agree not to assert as a defense to this Guaranty Agreement or to otherwise take advantage of

     (a) any right to require Creditor to proceed agains Debtor or any other person or to proceed against or exhaust any security held by Creditor at any time or to pursue any other remedy in creditor's power before proceeding against any Guarantor;

     (b) the defense of the statute of limitations in an action hereunder or in any action for the collection of any indebtedness or the performance of any other obligation hereby guaranteed;

     (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Creditor to file or enforce a claim against the estate in administration, bankruptcy or any other proceeding of any other person or persons;

     (d) Creditor's failure to exercise diligence in the collection of the Indebtedness, the granting of any extension to Debtor, demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Debtor, Creditor, any endorser or creditor of Debtor or Guarantors or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Creditor as collateral or in connection with the Indebtedness and obligations hereby guaranteed;

     (e) any defense based upon an election of remedies by Creditor, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantors to the right of Guarantors to proceed against Debtor for reimbursement, or both; and

     (f) any duty on the part of Creditor to disclose to Guarantors any facts Creditor may now or hereafter know about Debtor, regardless of whether Creditor has


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          reason to believe that any such facts materially increase the risk beyond that which Guarantors intend to assume or has reason to believe that any such facts are unknown to Guarantors or has a reasonable opportunity to communicate such facts to Guarantors, it being understood and agreed that Guarantors are fully responsible for being and keeping informed of the financial condition of Debtor and of all circumstances bearing on the risk of non-payment of any indebtedness hereby guaranteed or non-performance of any other obligation hereby guaranteed. In addition, without limiting the generality of the foregoing, Guarantor expressly waves any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2849, 2850 and 2855, and California Code of Civil Procedure Sections 580a, 580b, and 580d.

6. BENEFIT TO GUARANTORS: Guarantors acknowledge and warrant that they derived or expect to derive financial and other advantage and benefit, directly or indirectly, from the Indebtedness and each and every advance thereof and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be granted by Creditor to Debtor in an amount not less than the amount guaranteed hereunder.

7.   GUARANTOR'S WARRANTIES AND REPRESENTATIONS:

     (a) Other than as disclosed in writing to Creditor, there are no material conditions, circumstances, events, agreements, material actions, suits, or proceeding pending or, to the knowledge of Guarantors, threatened in any court or before or by any governmental authority against or affecting Guarantors or, to the actual knowledge of Guarantors, against or affecting Debtor or the property securing the Indebtedness (the "Property"). The consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement or other agreement to which Guarantors are a party or by which Guarantors may be bound or affected. To the actual knowledge of Guarantors, Guarantors are not in default under any laws ordinances, statutes, codes, rules, regulations, orders or decrees of any governmental authorities which would impair Guarantors' ability to perform their obligations under this Guaranty.

     (b) All of the instruments evidencing, governing, guaranteeing or securing the Indebtedness (the "Loan Instruments"), including, without limitation, this Guaranty and any other documents referred to herein to which Guarantors are a party, will, upon execution and delivery, constitute the duly authorized, valid and binding obligations of Guarantors, enforceable in accordance with their terms, except as limited by applicable debtor relief laws. No basis presently exists for any claim by guarantors against Creditor under the Loan Instruments, and enforcement of the Loan Instruments is subject to no defenses, counterclaims or offsets.


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     (c)  The representations and warranties contained in the Loan Instruments are made as an inducement to Creditor to enter into the Loan Instruments, and Guarantors understand that Creditor is relying on such representations and warranties, and that such representations and warranties shall remain true and correct so long as any part of the Indebtedness remains outstanding and shall survive any (i) bankruptcy, insolvency, receivership or other debtor relief laws or proceedings involving Debtor, Guarantors or the Property, (ii) foreclosure of any mortgage or other lien or security interest instrument securing the Indebtedness, or (iii) conveyance of title to the Property in Lieu of foreclosure.

     (d) All financial statements, schedules, opinions, certificates, confirmations, statements, applications, affidavits, agreements and other materials submitted by Guarantors to Creditor in connection with the Loan Instruments fairly state the matters with which they purport to deal, and neither misstate any material fact nor, whether read separately or in the aggregate, fail to state any material fact necessary to make the statements not misleading.



8. SUBORDINATION: Guarantors hereby subordinate any and all indebtedness of Debtor now and hereafter owed to any of the Guarantors to the Indebtedness, and agree with Creditor that Guarantors shall not demand or accept any payment of principal or interest from Debtor, shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral securing the Indebtedness; provided, however, that, if Creditor so requests, any Indebtedness of Debtor to any of the Guarantors shall be collected, enforced and received by Guarantors as trustee for Creditor and be paid over to Creditor on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of the Guaranty.

9. DEATH OF GUARANTOR: Upon the death of any of the Guarantors, the obligation of the deceased shall continue against his estate as to all Indebtedness which shall have been incurred by Debtor prior to the actual receipt by an officer of Creditor of written notice of such death; and this Guaranty shall continue in full force as to the surviving Guarantors as to all Indebtedness incurred before and after such death.

10. FINANCIAL STATEMENTS: Each of the Guarantors warrants an represents to Creditor that all financial statements heretofore delivered by Guarantors to Creditor are true and correct, that there are no material adverse changes as of the date hereof and that the execution hereof does not nor shall not render Guarantors insolvent. So long as any of the Indebtedness remains outstanding, Guarantors shall provide Creditor with then current financial statements, in form and substance satisfactory to Creditor, within thirty (30) days following a request by Creditor.


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11.  COMPLIANCE WITH LOAN INSTRUMENTS: Guarantors shall comply with, observe and be bound by the provisions of the Loan Instruments which pertain to Guarantors.

12. WAIVER OF NOTICE: Guarantors waive diligence on the part of Creditor in the collection of the Indebtedness, protest, notice, notice of intention to accelerate the maturity of any of the Indebtedness, notice of the acceleration of any of the Indebtedness, and all extensions that may be granted to Debtor. Creditor shall be under no obligation to notify Guarantors of its acceptance hereof, nor of any advances made or credit extended on the faith hereof, nor of the failure of Debtor to pay the Indebtedness as it matures.

13. LIMITATION ON INTEREST: To the extent that any law limiting the amount of interest that may be contracted for, charged or received is applicable to the obligations of Guarantors under this Guaranty, no provision of this Guaranty shall require the payment or permit the collection of any sum in excess of the maximum lawful amount applicable to Guarantors' obligations under this Guaranty. If any sum in excess of the maximum lawful amount applicable to Guarantors' obligations under this Guaranty is provided for herein, the provisions of this paragraph shall govern, and Guarantors shall not be obligated to pay any sum in excess of the maximum lawful amount applicable to Guarantors' obligations under the Guaranty. The intention of Guarantors and Creditor hereunder is to comply with all laws applicable to this Guaranty and Guarantors' obligations hereunder.

14. MODIFICATION OR CONSENT: No modification, consent or waiver of any provision of this Guaranty, or consent to any departure by any of the Guarantors therefrom, shall be effective unless the same shall be in writing and signed by and officer of Creditor, and then shall be effective only in the specific instance and for the purpose of which given. No notice to or demand on any Guarantors in any case shall, of itself, entitle any Guarantors to any other or further notice or demand in similar or other circumstances. No delay or omission by Creditor in exercising any power or right hereunder shall impair any such right or power to be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof or the exercise of any other right or power hereunder. All rights and remedies of Creditor hereunder are cumulative of each other and of every other right or remedy which Creditor may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not preclude or impair the concurrent or subsequent exercise of other rights or remedies.

15. INDUCEMENT TO CREDITOR: Guarantors acknowledge that this Guaranty is given to induce Creditor to extend credit to Debtor which would not be extended except in reliance upon this Guaranty.



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16.  COST OF COLLECTION: Guarantors agree to pay all costs of collection, including reasonable attorneys' fees and expenses, if this Guaranty is placed in the hands of an attorney for collection or is collected through any court.

17. NOTICE OF LITIGATION, CLAIMS AND FINANCIAL CHANGE: Guarantors shall promptly inform Creditor of

     (a) any litigation against any Guarantors or affecting any security for the Indebtedness which, if determined adversely, might have a material adverse effect upon the financial condition of any of the Guarantors or upon such security or might cause a default under any of the documents evidencing, securing or governing the Indebtedness,

     (b) any claim or controversy which might become the subject of such litigation, and

     (c) any material adverse change in the financial condition of any of the Guarantors. For purposed hereof, material adverse change shall mean a decline of fifteen percent (15%) in the net worth of any of the Guarantors as shown on the financial statement of each of the Guarantors delivered to Creditor in connection with that Indebtedness.

18. PARTICIPATION: Guarantors acknowledge and agree the Creditor may from time to time sell or offer to sell interest in the Indebtedness and the loan instruments to one or more participants. Guarantors authorize Creditor to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Debtor, any of its principals and Guarantors, to any such participant or prospective participant.

19. SUCCESSORS AND ASSIGNS: This Guaranty is for the benefit of Creditor, its successors and assigns, and in the event of any assignment by Creditor, its successors and assigns, of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Indebtedness to assigned, may be transferred with such Indebtedness.

20. COUNTERPARTS: This Guaranty may be executed in a number of identical counterparts, each of which for all purposes is deemed an original; further, the failure of any one or more Guarantors to execute a counterpart hereof shall not affect or impair the validity of enforceability of this Guaranty against any other Guarantors who may execute any guaranty in connection with the Indebtedness.

21. HEADINGS: The paragraph headings hereof are inserted for convenience of reference only and shall not alter, define or be used in construing the text of such paragraphs.

22.  GOVERNING LAW AND PLACE OF PERFORMANCE:


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          GUARANTORS AGREE THAT THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE
     STATE OF CALIFORNIA. THIS AGREEMENT IS PERFORMABLE IN ORANGE COUNTY, CALIFORNIA, AND GUARANTORS HEREBY WAIVE THE RIGHT TO BE SUED ELSEWHERE. GUARANTORS ACKNOWLEDGE THAT THS AGREEMENT WAS NEGOTIATED IN ORANGE ------ COUNTY, CALIFORNIA, AND WILL BE DEEMED TO BE DELIVERED WHEN DELIVERED TO CREDITOR IN ORANGE COUNTY, CALIFORNIA.

23. SEVERABILITY: If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective while this Guaranty is in effect, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision which is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as my be possible.



      GUARANTOR(S):
                                       General Environmental Management Inc,
                                        A Delaware Corporation

                                             By:_/S/ T. Koziol, Director